UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 19, 2025, Bridger Aerospace Group Holdings, Inc. (the “Company”) filed a new prospectus supplement (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission with respect to the offer and sale from time to time of shares of its common stock, par value $0.0001 per share (the “Shares”), with an aggregate gross offering price of up to $100,000,000, in connection with the Company’s existing at-the-market equity issuance program (the “ATM Program”). On March 18, 2025, the Company entered into a sales agreement (the “Sales Agreement”), by and among the Company, Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Canaccord Genuity LLC (together with Stifel, the “Sales Agents”), through or to which the Company will sell the Shares in the ATM Program.

Any Shares offered and sold in the ATM Program will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276721) (the “Registration Statement”), which was declared effective on February 6, 2024, the Prospectus Supplement, which forms a part of the Registration Statement, and the Sales Agreement.

The Company’s management will retain broad discretion regarding the allocation and use of the net proceeds from Shares sold in the ATM Program. The Company currently intends to use the net proceeds from Shares sold in the ATM Program, if any, for general corporate purposes, including, without limitation, working capital needs.

The Sales Agents may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Stock Market LLC (“Nasdaq”) or any other existing trading market for shares of the Company’s common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Sales Agents have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and Nasdaq rules, and based on instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose), to sell the Shares from time to time in accordance with the Sales Agreement. The Company will pay the Sales Agents an aggregate commission equal to three percent (3.0%) of the gross sales price of the Shares sold through the Sales Agents and has agreed to provide the Sales Agents with customary indemnification and contribution rights, in each case pursuant to the Sales Agreement.

In connection with the Company’s entry into the Sales Agreement, the Company terminated its prior ATM Program Sales Agreement, dated January 26, 2024 (the “Prior Distribution Agreement”), by and among the Company, Stifel and Virtu Americas LLC. At the time of the termination of the Prior Distribution Agreement, an aggregate gross sales price of approximately $0.2 million of Shares have been sold under the Prior Distribution Agreement.

This Current Report on Form 8-K shall not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Sales Agreement is qualified in its entirety by reference to such exhibit. The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated March 18, 2025, by and among the Company, Stifel, Nicolaus & Company, Incorporated and Canaccord Genuity LLC
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: March 18, 2025	By:	/s/ James Muchmore
James Muchmore Chief Legal Officer and Executive Vice President

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